Exhibit 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tampa Electric Company on Form S-3 (File No. 33-61636) of our report dated Jan. 16, 1995 on our audits of the financial statements of Tampa Electric Company as of Dec. 31, 1994 and 1993 and for the years ended Dec. 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.



                                                   COOPERS & LYBRAND L.L.P.
                                               Certified Public Accountants

Tampa, Florida
March 29, 1995

































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